As filed with the Securities and Exchange Commission on April 26, 2002
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              POORE BROTHERS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
         (State or Other Jurisdiction of Incorporation or Organization)

                                   86-0786101
                      (IRS Employer Identification Number)

                           3500 South La Cometa Drive
                             Goodyear, Arizona 85338
              (Address and zip code of principal executive offices)

                   POORE BROTHERS, INC. 1995 STOCK OPTION PLAN
                      NON-QUALIFIED STOCK OPTION AGREEMENTS
                            (Full Title of the Plan)

                                  Eric J. Kufel
                      President and Chief Executive Officer
                              Poore Brothers, Inc.
                           3500 South La Cometa Drive
                             Goodyear, Arizona 85338
                     (Name and Address of Agent For Service)

                                 (623) 932-6200
          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                     Proposed Maximum       Proposed Maximum
Title Of Securities               Amount To Be        Offering Price           Aggregate                Amount Of
 To Be Registered                 Registered(1)         Per Share           Offering Price         Registration Fee(4)
----------------------------------------------------------------------------------------------------------------------
Common Stock,
  par value $0.01 per share        500,000              $ 3.19 (2)            $1,595,000 (2)             $146.74
Common Stock,
  par value $0.01 per share        100,000              $2.642 (3)            $  264,187 (3)             $ 24.31
----------------------------------------------------------------------------------------------------------------------

(1) Of the shares of common stock, par value $.01 per share (the "Common Stock"), of Poore Brothers, Inc. (the "Registrant") being registered hereunder, (i) 500,000 shares are reserved for issuance upon the exercise of stock options available for grant under the Poore Brothers, Inc. 1995 Stock Option Plan (the "Plan"), and (ii) 100,000 shares are reserved for issuance pursuant to stock options granted to certain affiliates of the Registrant pursuant to Non-Qualified Stock Option Agreements (the "Non-Plan Stock Option Agreements"). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of additional shares of Common Stock as may become available for issuance to reflect certain changes in the Registrant's capital structure, including reorganizations, recapitalizations, stock splits, stock dividends, reverse stock splits and similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee. The registration fee has been calculated in accordance with Rule 457(h) under the Securities Act based upon the last sales price of the Common Stock as reported on the Nasdaq Small Cap Market on April 22, 2002 which was $3.19 per share.

(3) The registration fee has been calculated in accordance with Rule 457(h) of the Securities Act based on the aggregate exercise price of $264,187, the aggregate exercise price at which the stock options may be exercised, which averages $2.642 per share.

(4) The registration fee for the securities registered hereby has been calculated pursuant to Rule 457(h) and Section 6(b) under the Securities Act.
================================================================================

                                EXPLANATORY NOTE

     In accordance with General Instruction E of Form S-8, this Registration Statement is being filed by the Registrant for the purpose of registering: (i) an additional 500,000 shares of the Registrant's Common Stock reserved for issuance upon the exercise of stock options available for grant under the Plan; and (ii) 100,000 shares of the Registrant's Common Stock reserved for issuance upon the exercise of stock options granted pursuant to the Non-Plan Stock Option Agreements. The Registrant currently has: (i) an effective Registration Statement filed on Form S-8 (SEC File No. 333-26117) filed with the Securities and Exchange Commission (the "SEC") on April 29, 1997, covering: (a) 1,500,000 shares of Common Stock reserved for issuance upon the exercise of stock options granted or available for grant under the Plan; and (b) 820,000 shares of Common Stock reserved for issuance upon the exercise of stock options granted pursuant to Non-Plan Stock Option Agreements; and (ii) an effective Registration Statement filed on Form S-8 (SEC File No. 333-48692) filed with the SEC on October 26, 2000, covering: (a) 500,000 shares of Common Stock reserved for issuance upon the exercise of stock options granted or available for grant under the Plan; and (b) 1,000,000 shares of Common Stock reserved for issuance upon the exercise of stock options granted pursuant to Non-Plan Stock Option Agreements. Each such previously filed Registration Statement (each a "Prior Registration Statement") included a reoffer prospectus. The Registrant hereby incorporates by reference into this Registration Statement the contents of such previously filed Registration Statements in accordance with General Instruction E of Form S-8.

The reoffer prospectus which is filed as a part of this Registration Statement updates the Prior Registration Statements and supercedes and replaces the reoffer prospectus filed with each Prior Registration Statement. The reoffer prospectus has been prepared in accordance with the requirements of Part I of Form S-3 and may be used for reoffers or resales of certain shares of the Registrant's common stock defined as "control securities" under Instruction C of Form S-8 acquired by "affiliates" (as such term is defined in Rule 405 under the Securities Act), pursuant to the exercise of stock options granted pursuant to the Plan and pursuant to the Non-Plan Stock Option Agreements.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

     *The documents containing the information specified in Part I of Form S-8 will be sent or given to employees of the Registrant as specified in Rule 428(b)(1) under the Securities Act. Such documents are not filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

     As provided in Instruction C to Form S-8, any prospectus that is to be used for reoffers and resales of restricted securities issued under an employee benefit plan of the Registrant must be filed as part of a Registration Statement on Form S-8. Accordingly, this Registration Statement contains a Reoffer Prospectus that is to be used by affiliates of the Registrant who were granted stock options by the Registrant prior to the date hereof, with respect to reoffers and resales of shares of Common Stock acquired pursuant to the exercise of such stock options.

                               REOFFER PROSPECTUS

                                 600,000 Shares

                              POORE BROTHERS, INC.
                                  Common Stock
                           (Par Value $.01 per Share)

     The shares of common stock, par value $.01 per share (the "Common Stock"), of Poore Brothers, Inc. ("Poore Brothers") offered hereby will be sold from time to time by certain shareholders of Poore Brothers described under the caption "Selling Shareholders" in this Prospectus (the "Selling Shareholders"). The shares offered hereby (the "Shares") include (i) 500,000 shares of Common Stock issuable upon the exercise of stock options granted by Poore Brothers to certain of its directors and officers under the Poore Brothers, Inc. 1995 Stock Option Plan (the "Plan"), and (ii) 100,000 shares of Common Stock issuable upon the exercise of stock options granted by Poore Brothers to certain of its directors and officers pursuant to Non-Plan Stock Option Agreements entered into by and between Poore Brothers and such persons (such stock options referred to in (i) and (ii) being hereinafter referred to collectively as the "Options").

     The sales may occur in transactions in the over-the-counter market (quoted on the Nasdaq SmallCap Market) at prevailing market prices or in negotiated transactions. We will not receive proceeds from any of these sales. We are paying the expenses incurred in registering the Shares, but all selling and other expenses incurred by each of the Selling Shareholders will be borne by that Selling Shareholder.

     The Shares are "control securities" and/or "restricted securities" under the Securities Act of 1933, as amended (the "Securities Act"), before their sale under this Prospectus. This Prospectus has been prepared for the purpose of registering the Shares under the Securities Act to allow for future sales by the Selling Shareholders, on a continuous or delayed basis, to the public without restriction. Each Selling Shareholder may be deemed to be an "underwriter" within the meaning of the Securities Act. Any commissions received by a broker or dealer in connection with resales of the shares may be deemed to be underwriting commissions or discounts under the Securities Act.

     Our Common Stock is traded on the Nasdaq SmallCap Market under the symbol "SNAK." The last closing sales price per share of the Common Stock on the Nasdaq SmallCap Market on April 22, 2002 was $3.19.

     Our principal executive offices are located at 3500 South La Cometa Drive, Goodyear, Arizona 85338, and our telephone number at that address is (623) 932-6200.

     THE SHARES OFFERED HEREBY ARE SUBJECT TO CERTAIN RISKS WHICH SHOULD BE CAREFULLY CONSIDERED BY POTENTIAL INVESTORS. FOR MORE INFORMATION, PLEASE SEE
                      "RISK FACTORS" BEGINNING ON PAGE 3.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
  SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is April 26, 2002.

                                TABLE OF CONTENTS

Where You Can Find More Information...........................................2
Incorporation of Certain Documents by Reference...............................2
Risk Factors..................................................................3
Special Note Regarding Forward-Looking Information............................9
About Poore Brothers, Inc.....................................................10
Use of Proceeds...............................................................10
Selling Shareholders..........................................................11
Plan of Distribution..........................................................12
Legal Matters.................................................................12
Experts.......................................................................13

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the SEC that are required to be filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). You may read and copy such reports, proxy statements and other information at the SEC's Public Reference Room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public from the SEC's Internet site on the World Wide Web at http://www.sec.gov.

     We have filed a Registration Statement on Form S-8 with the SEC with respect to the Shares. This prospectus constitutes a part of that Registration Statement. As allowed by SEC rules, this prospectus does not contain all of the information you can find in the Registration Statement and its exhibits. In addition, there may have been changes in the facts set forth in this prospectus since the date it was filed. For further information about our Company and our Common Stock, you should consult the Registration Statement and its exhibits. Statements in this prospectus regarding the contents of any documents are not necessarily complete, and each statement is qualified in its entirety by reference to the copy of the document on file with the SEC. You may inspect and obtain copies of the Registration Statement and any of its amendments, including exhibits filed as a part of the Registration Statement or an amendment to the Registration Statement, in accordance with the information provided in the preceding paragraph above.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" certain information we file with the SEC, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. Information contained in a previously filed document that we incorporate by reference is considered to be a part of this prospectus, except for any information superseded by information in this prospectus. Information that we file with the SEC after the date of this prospectus will automatically update and supersede the information contained or incorporated by reference in this prospectus.

     The following documents we filed or we may file with the SEC pursuant to the Exchange Act (SEC File No. 1-14556) are incorporated by reference into this prospectus:

     (a)  our Annual Report on Form 10-KSB for the year ended December 31, 2001;

     (b) our Current Report on Form 8-K regarding Restatement of Financial Information relating to EITF 01-09, filed with the SEC on April 24, 2002;

     (c) our Schedule 14A in connection with the our 2002 Annual Meeting of Shareholders, filed with the SEC on April 18, 2002;

     (d) the description of our Common Stock contained in our Registration Statement on Form SB-2 filed with the SEC on December 5, 1996 (SEC File No. 333-5594-LA); and

     (e) all documents subsequently filed by the Poore Brothers pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act made prior to the termination of the offering.

     We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of any or all documents incorporated by reference into this prospectus except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for copies can be made by writing or telephoning us at our principal executive office at 3500 South La Cometa Drive, Goodyear, Arizona 85338, Attention: Corporate Secretary; telephone number (623) 932-6200.

                                  RISK FACTORS

     You should carefully consider the risks described below before deciding to invest in Poore Brothers' Common Stock. The risks and uncertainties we describe below are the material risks that we face. If any of the possible events described below actually occur, our business, financial condition or results of operations could be materially adversely affected. If that happened, the trading price of our Common Stock could decline, and you could lose all or part of your investment.

WE HAVE A BRIEF OPERATING HISTORY; WE INCURRED SIGNIFICANT NET LOSSES IN PRIOR FISCAL YEARS AND MAY INCUR ADDITIONAL LOSSES IN THE FUTURE.

     Although certain of our subsidiaries have operated for several years, Poore Brothers as a whole has a relatively brief operating history upon which an evaluation of our prospects can be made. Such prospects are subject to the substantial risks, expenses and difficulties frequently encountered in the establishment and growth of a new business in the snack food industry, which is characterized by a significant number of market entrants and intense competition, as well as the risk factors described herein. Although we have been profitable since fiscal 1999, we experienced significant net losses in prior fiscal years. At December 31, 2001, we had an accumulated deficit of $4,486,729 and net working capital of $2,014,603.

     Even if we are successful in developing, acquiring and/or licensing new brands, and increasing distribution and sales volume of our existing products, we may be expected to incur substantial additional expenses, including advertising and promotional costs, "slotting" expenses (i.e., the cost of obtaining shelf space in certain grocery stores), and integration costs of any future acquisitions. Accordingly, we may incur additional losses in the future as a result of the implementation of our business strategy, even if our revenues increase significantly. There can be no assurance that our business strategy will prove successful or that we will be profitable in the future.

WE HAVE INCURRED SUBSTANTIAL INDEBTEDNESS IN THE EXECUTION OF OUR BUSINESS STRATEGY. WE ARE SUBJECT TO VARIOUS FINANCIAL COVENANTS IN CONNECTION WITH OUR INDEBTEDNESS AND THE FAILURE TO COMPLY WITH SUCH FINANCIAL COVENANTS COULD RESULT IN THE ACCELERATION OF ALL OR A PORTION OR OUR INDEBTEDNESS.

     At December 31, 2001, we had outstanding indebtedness under a credit agreement with U.S. Bancorp (the "U.S. Bancorp Credit Agreement") in the aggregate principal amount of $7,985,693. The indebtedness under the U.S. Bancorp Credit Agreement is secured by substantially all of our assets. We are required to comply with certain financial covenants pursuant to the U.S. Bancorp Credit Agreement so long as borrowings from U.S. Bancorp thereunder remain outstanding. Should we be in default under any of such covenants, U.S. Bancorp shall have the right, upon written notice and after the expiration of any applicable period during which such default may be cured, to demand immediate payment of all of the then unpaid principal and accrued but unpaid interest under the U.S. Bancorp Credit Agreement. At December 31, 2001, we were in compliance with all financial covenants under the U.S. Bancorp Credit Agreement (including minimum annual operating results, minimum fixed charge coverage, minimum tangible capital basis, minimum cash flow coverage and minimum debt service coverage requirements). There can be no assurance that we will be in compliance with the financial covenants in the future. Any acceleration of the borrowings under the U.S. Bancorp Credit Agreement prior to the applicable maturity dates could have a material adverse effect upon us. In addition to the indebtedness under the US Bancorp Credit Agreement, we have significant secured and unsecured indebtedness pursuant to a number of other agreements with other lenders. At December 31, 2001, the aggregate principal amount of such other indebtedness was $3,019,034. The acceleration of our indebtedness under any such agreements could have a material adverse effect upon us.

WE MAY NEED ADDITIONAL FINANCING IN THE FUTURE. A FAILURE TO OBTAIN SUCH FINANCING WOULD LIKELY HAVE A MATERIAL ADVERSE IMPACT ON OUR ABILITY TO EXECUTE OUR BUSINESS STRATEGY.

     A significant element of our business strategy is the development, acquisition and/or licensing of innovative salty snack food brands, for the purpose of expanding, complementing and/or diversifying our business. In connection with each of our previous brand acquisitions (Bob's Texas Style(R) in November 1998, Tato Skins(R) and Pizzarias(R) in October 1999, and Boulder Potato Company(TM) in June 2000), we borrowed funds or assumed additional indebtedness in order to satisfy a substantial portion of the consideration required to be paid by the Company. We may, in the future, require additional third party financing (debt or equity) as a result of any future operating losses, in connection with the expansion of our business through non-acquisition means, in connection with any additional acquisitions completed by us, or to provide working capital for general corporate purposes. There can be no assurance that any such required financing will be available or, if available, on terms attractive to us. Any third-party financing obtained by us may result in dilution of the equity interests of our shareholders.

WE ARE SUBJECT TO A NUMBER OF RISKS AS A RESULT OF RECENTLY COMPLETED ACQUISITIONS AND POTENTIAL FUTURE ACQUISITIONS.

     In recent years, a significant element of our business strategy has been the pursuit of selected strategic acquisition opportunities for the purpose of expanding, complementing and/or diversifying our business. Strategic acquisitions are likely to continue to comprise an element of our business strategy for the foreseeable future. However, no assurance can be given that we will be able to continue to identify, finance and complete additional suitable acquisitions on acceptable terms, or that future acquisitions, if completed, will be successful. Our recently completed acquisitions, as well as any future acquisitions, could divert our management's attention from our daily operations and could necessitate additional management, operational and financial resources. Moreover, there can be no assurance that we will be able to successfully integrate acquired companies or their management teams into our operating structure, retain management teams of acquired companies on a long-term basis, or operate acquired companies profitably. Acquisitions may also involve a number of other risks, including adverse short-term effects on our operating results, dependence on retaining key personnel and customers, and risks associated with unanticipated liabilities or contingencies.

THE MARKET PRICE OF OUR COMMON STOCK HAS EXPERIENCED A HIGH LEVEL OF VOLATILITY SINCE OUR INITIAL PUBLIC OFFERING IN 1996. THERE CAN BE NO ASSURANCE AS TO THE FUTURE MARKET PRICE OF OUR COMMON STOCK.

     The market price of our Common Stock has experienced a high level of volatility since the completion of our initial public offering in December 1996. Commencing with an offering price of $3.50 per share in the initial public offering, the market price of the Common Stock experienced a substantial decline, reaching a low of $0.50 per share (based on last reported sale price of the Common Stock on the NASDAQ SmallCap Market) on December 22, 1998. During fiscal 2001, the market price of the Common Stock (based on last reported sale price of the Common Stock on the Nasdaq SmallCap Market) ranged from a high of $3.99 per share to a low of $2.25 per share. The last reported sales price of the Common Stock on the Nasdaq SmallCap Market on April 22, 2002 was $3.19 per share. There can be no assurance as to the future market price of our Common Stock.

OUR COMMON STOCK COULD BE DE-LISTED FROM THE NASDAQ SMALLCAP MARKET IF WE FAIL TO COMPLY WITH CERTAIN CONTINUED LISTING STANDARDS AND, AS A RESULT, OUR SHAREHOLDERS COULD FIND IT MORE DIFFICULT TO SELL THEIR SHARES OF COMMON STOCK.

     In order for our Common Stock to continue to be listed on the Nasdaq SmallCap Market, we are required to be in compliance with certain continued listing standards. One of such requirements is that the bid price of listed securities be equal to or greater than $1.00. If, in the future, our Common Stock fails to be in compliance with the minimum closing bid price requirement for at least thirty consecutive trading days or we fail to be in compliance with any other Nasdaq continued listing requirements, then our Common Stock could be de-listed from the Nasdaq SmallCap Market. Upon any such de-listing, trading, if any, in our Common Stock would thereafter be conducted in the over-the-counter market on the so-called "pink sheets" or the "Electronic Bulletin Board" of the National Association of Securities Dealers, Inc. ("NASD"). As a consequence of any such de-listing, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the price of, our Common Stock.

THE MARKETS FOR OUR PRODUCTS ARE HIGHLY COMPETITIVE AND CERTAIN OF OUR COMPETITORS HAVE GREATER FINANCIAL AND OTHER RESOURCES THAN US.

     The market for salty snack foods such as those sold by us, including potato chips, tortilla chips, dips, pretzels and meat snacks, is large and intensely competitive. Competitive factors in the salty snack food industry include product quality and taste, brand awareness among consumers, access to supermarket shelf space, price, advertising and promotion, variety of snacks offered, nutritional content, product packaging and package design. We compete in that market principally on the basis of product taste and quality.

     The snack food industry is primarily dominated by Frito-Lay, Inc., which has substantially greater financial and other resources than us, and sells brands that are more widely recognized than are our products. Numerous other companies that are our actual or potential competitors, many with greater financial and other resources (including more employees and more extensive facilities) than us, offer products similar to our products. In addition, many of our competitors offer a wider range of products than that offered by our company. Local or regional markets often have significant smaller competitors, many of whom offer batch fried products similar to our products. Expansion of our operations into new markets has and will continue to encounter significant competition from national, regional and local competitors that may be greater than that encountered by us in our existing markets. In addition, such competitors may challenge our position in its existing markets. While we believe that our innovative products and methods of operation will enable us to compete successfully, there can be no assurance of our ability to do so.

WE MAY INCUR SIGNIFICANT PROMOTIONAL AND SHELF SPACE COSTS WHICH COULD MATERIALLY ADVERSELY AFFECT OUR FINANCIAL PERFORMANCE.

     Successful marketing of food products generally depends upon obtaining adequate retail shelf space for product display, particularly in supermarkets. Frequently, food manufacturers and distributors, such as us, incur additional costs in order to obtain additional shelf space. Whether or not we incur such costs in a particular market is dependent upon a number of factors, including demand for our products, relative availability of shelf space and general competitive conditions. We may incur significant shelf space or other promotional costs as a necessary condition of entering into competition in particular markets or stores. If incurred, such costs may materially affect our financial performance.

OUR BUSINESS WILL BE ADVERSELY IMPACTED IF OUR EXISTING AND FUTURE PRODUCTS DO NOT GET AND MAINTAIN CONSUMER ACCEPTANCE.

     Consumer preferences for snack foods are continually changing and are extremely difficult to predict. Our ability to generate revenues in new markets will depend upon customer acceptance of our products. There can be no assurance that our products will achieve a significant degree of market acceptance, that acceptance, if achieved, will be sustained for any significant period or that product life cycles will be sufficient to permit us to recover start-up and other associated costs. In addition, there can be no assurance that we will succeed in the development of any new products or that any new products developed by us will achieve market acceptance or generate meaningful revenue for our company.

OUR BUSINESS IS SUBJECT TO NUMEROUS UNCERTAINTIES AND RISKS THAT EXIST WITHIN THE FOOD PRODUCTS INDUSTRY.

     The food product industry is subject to numerous uncertainties and risks outside of our control. Profitability in the food product industry is subject to adverse changes in general business and economic conditions, oversupply of certain food products at the wholesale and retail levels, seasonality, the risk that a food product may be banned or its use limited or declared unhealthful, the risk that product tampering may occur that may require a recall of one or more of our products, and the risk that sales of a food product may decline due to perceived health concerns, changes in consumer tastes or other reasons beyond our control.

OUR BUSINESS MAY BE ADVERSELY IMPACTED BY FLUCTUATIONS IN THE AVAILABILITY OF SUPPLIES AND THE PRICES OF SUPPLIES.

     Our manufacturing costs are subject to fluctuations in the prices of potatoes, potato flakes, wheat flour, corn and oil, as well as other ingredients of our products. Potatoes, potato flakes, wheat flour and corn are widely available  year-round.  We  use a  variety  of  oils  in the  production  of our products. We are dependent on our suppliers to provide us with products and ingredients in adequate supply and on a timely basis. Although we believe that our requirements for products and ingredients are readily available, and that our business success is not dependent on any single supplier, the failure of certain suppliers to meet our performance specifications, quality standards or delivery schedules could have a material adverse effect on our operations. In particular, a sudden scarcity, a substantial price increase, or an unavailability of product ingredients could materially adversely affect our operations. There can be no assurance that alternative ingredients would be available when needed and on commercially attractive terms, if at all.

WE DO NOT POSSESS PROPRIETARY MANUFACTURING METHODS WITH RESPECT TO OUR POTATO CHIP PRODUCTS. WE HAVE AN EXCLUSIVE RIGHT TO USE CERTAIN PATENTED TECHNOLOGY IN CONNECTION WITH CERTAIN OF OUR NON-POTATO CHIP PRODUCTS; HOWEVER SUCH PATENTS WILL EXPIRE BETWEEN 2004 AND 2006 AFTER WHICH TIME OUR COMPETITORS MAY USE THE PATENTED TECHNOLOGY IN THE MANUFACTURE OF THEIR PRODUCTS.

     The taste and quality of our Poore Brothers(R), Bob's Texas Style(R), and Boulder Potato Company(TM) brand potato chips are largely due to two elements of our manufacturing process: the use of batch frying and the use of distinctive seasonings to produce a variety of flavors. We do not have exclusive rights to the use of either element; consequently, our competitors may incorporate such elements into their own processes.

     We license patented technology from a third party in connection with the manufacture of our Tato Skins(R), Pizzarias(R) and T.G.I. Friday's(TM) brand products, and we have an exclusive right to use such technology within North America until the patents expire between 2004 and 2006. Upon the expiration of the patents, our competitors, certain of which may have significantly greater resources than us, may utilize the patented technology in the manufacture of products that are similar to those currently manufactured by us with such patented technology. The entry of any such products into the marketplace could have a material adverse effect on sales of our Tato Skins(R), Pizzarias(R) and T.G.I. Friday's(TM) brand products.

A  DECREASE  IN  SALES  FROM  ONE OF OUR KEY  SNACK  FOOD  BRANDS,  OR AN  EARLY
TERMINATION OF OUR LICENSE AGREEMENT WITH TGI FRIDAY'S INC., WOULD HAVE A MATERIAL ADVERSE IMPACT ON OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

     We derive a substantial portion of our revenue from a limited number of snack food brands. For the year ended December 31, 2001, more than one-half of our revenues were attributable to the T.G.I. Friday's(TM) brand products and the Poore Brothers(R) brand products. A decrease in the popularity of a particular snack food brand during any year could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that any of our snack food brands will retain their historical levels of popularity or increase in popularity. Decreased sales from any one of the key snack food brands without a corresponding increase in sales from other existing or newly introduced products would have a material adverse effect on our financial condition and results of operations.

     Furthermore, our T.G.I. Friday's(TM) brand products are manufactured and sold by us pursuant to a license agreement with TGI Friday's Inc. which expires in 2014. Pursuant to the license agreement, we are subject to various requirements and conditions (including, without limitation, minimum sales targets). A failure by us to comply with certain of such requirements and conditions could result in the early termination of the license agreement by TGI Friday's Inc. Any such early termination would have a material adverse effect on our financial condition and results of operations.

OUR BUSINESS COULD SUFFER IF WE LOSE THE BUSINESS OF CERTAIN OF OUR CUSTOMERS.

     Two of our customers, Vending Services of America, "VSA" (a national vending distributor), and SAM's Club, accounted for 12% and 17%, respectively, of our 2001 net revenues, with the remainder of our net revenues being derived from sales to a limited number of additional customers, either grocery chains or regional distributors, none of which individually accounted for more than 10% of our revenues for 2001. A decision by any major customer to cease or substantially reduce its purchases could have a material adverse effect on our business.

OUR BUSINESS COULD SUFFER IF WE LOSE THE SERVICES OF KEY EXECUTIVES

     Our success is dependent in large part upon the abilities of our executive officers, including Eric J. Kufel, President and Chief Executive Officer, Glen
E. Flook, Senior Vice President-Operations, and Thomas W. Freeze, Senior Vice President and Chief Financial Officer. The inability of such executive officers to perform their duties or our inability to attract and retain other highly qualified personnel could have a material adverse effect upon our business and prospects. We do not maintain, nor do we currently contemplate obtaining, "key man" life insurance with respect to such employees. Our executive officers are employed on an "at-will" basis.

A FAILURE TO COMPLY WITH LAWS GOVERNING OUR BUSINESS OR MATERIAL CHANGES IN THE REGULATORY ENVIRONMENT RELATING TO OUR BUSINESS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

     The packaged food industry is subject to numerous federal, state and local governmental regulations, including those relating to the preparation, labeling and marketing of food products. Our business is particularly affected by the Nutrition Labeling and Education Act of 1990 ("NLEA"), which requires specified nutritional information to be disclosed on all packaged foods. We believe that the labeling on our products currently meets these requirements. We do not believe that complying with the NLEA regulations materially increases our manufacturing costs. There can be no assurance, however, that new laws or regulations will not be passed that could require us to alter the taste or composition of our products. Such changes could affect sales of our products and have a material adverse effect on the Company.

WE MAY BE SUBJECT TO VARIOUS PRODUCT LIABILITY CLAIMS.

     As a manufacturer and marketer of food products, we may be subjected to various product liability claims. There can be no assurance that our product liability insurance will be adequate to cover any loss or exposure for product liability, or that such insurance will continue to be available on terms acceptable to us. Any product liability claim not fully covered by our insurance, as well as any adverse publicity from a product liability claim, could have a material adverse effect on our financial condition or results of operations.

CERTAIN OF OUR SHAREHOLDERS MAY, BY VIRTUE OF THEIR SIGNIFICANT SHARE OWNERSHIP, EXERCISE A SUBSTANTIAL INFLUENCE ON OUR BUSINESS AND AFFAIRS AS WELL AS THE MARKET FOR OUR COMMON STOCK.

     As a result of the Wabash Foods LLC acquisition in 1999, Capital Foods, LLC ("Capital Foods") (an affiliate of the former owner of Wabash Foods LLC) became our single largest shareholder, currently holding approximately 29% of our outstanding Common Stock (without giving effect to the possible exercise of warrants to purchase 325,000 shares of Common Stock also held by Capital Foods). Accordingly, Capital Foods is in a position to exercise substantial influence on our business and affairs. In addition, Renaissance Capital Group, Inc. manages three funds, Renaissance Capital Growth & Income Fund III, Inc., Renaissance U.S. Growth & Income Trust PLC, and BFS US Special Opportunities Trust PLC, which are currently the beneficial owners of approximately 13%, 6% and 5%, respectively, of our outstanding Common Stock. Capital Foods, Renaissance Capital Growth & Income Fund III, Inc., Renaissance U.S. Growth & Income Trust PLC, and BFS US Special Opportunities Trust PLC are hereinafter referred to collectively as the "Significant Shareholders." Although we are not aware of any plans or proposals on the part of any Significant Shareholder to recommend or undertake any material change in our management or business, there is no assurance that a Significant Shareholder will not adopt or support any such plans or proposals in the future.

     Apart from transfer restrictions arising under applicable provisions of the securities laws, there are no restrictions on the ability of the Significant Shareholders to transfer any or all of their respective shares of our Common
Stock at any time. One or more of such transfers could have the effect of transferring effective control of Poore Brothers, including to one or more parties not currently known to us.

CERTAIN PRIVATELY HELD SHARES OF COMMON STOCK MAY BECOME FREELY TRADABLE IN THE NEAR FUTURE. SALES OF ALL OR A PORTION OF SUCH SHARES, OR THE PERCEPTION THAT SUCH SALES COULD OCCUR, COULD RESULT IN A MATERIAL DECLINE IN THE MARKET PRICE OF OUR COMMON STOCK.

     Approximately 7,961,011 shares of our Common Stock and 1,256,156 shares of our Common Stock issuable upon exercise of warrants or upon conversion of the outstanding 9% Convertible Debenture are subject to "demand" or "piggyback" registration rights granted by us, pursuant to which such shares of Common Stock may in the future be registered under the Securities Act of 1933, as amended (the "Securities Act"), and, as a result, become freely tradable. A holder of demand registration rights may, upon the exercise thereof, at any time cause the Company to file a registration statement for the purpose of registering the shares of Common Stock subject to the demand registration rights. A holder of piggyback registration rights may, upon exercise thereof, cause the Company to include in a registration statement filed under the Securities Act (on behalf of Poore Brothers or other shareholders of Poore Brothers), the shares of Common Stock subject to the piggyback registration rights. If in the future the Company were to file a registration statement under the Securities Act, whether in connection with sales of Common Stock by the Company or as a result of an exercise of demand registration rights by a Shareholder, all or a portion of the shares of Common Stock subject to registration rights could be included in such registration statement and, consequently, become freely tradeable upon the effectiveness of such registration statement.

     No prediction can be made as to the effect, if any, that sales of shares of Common Stock will have on the market price of the Common Stock prevailing from time to time. Sales of substantial amounts of Common Stock, whether or not pursuant to registration rights granted by us, or the perception that these sales could occur, could result in a material decline in the market price of the Common Stock and could impair our ability to raise additional capital through the sale of its equity securities or through debt financing.

IT MAY BE DIFFICULT FOR A THIRD PARTY TO ACQUIRE OUR COMPANY, WHICH COULD DEPRESS OUR STOCK PRICE.

     Our Certificate of Incorporation authorizes the issuance of up to 50,000 shares of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by our Board of Directors. We may issue such shares of preferred stock in the future without shareholder approval. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of discouraging, delaying or preventing a change of control of Poore Brothers, and preventing holders of Common Stock from realizing a premium on their shares. In addition, under
Section 203 of the Delaware General Corporation Law (the "DGCL"), we are prohibited from engaging in any business combination (as defined in the DGCL) with any interested shareholder (as defined in the DGCL) unless certain conditions are met. This statutory provision could also have an anti-takeover effect.

               SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

     This prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), based on our current expectations and projections about future events. These forward-looking statements are subject to a number of risks and uncertainties which could cause our actual results to differ materially from historical results or those anticipated. Certain of those risks and uncertainties are beyond our control. The words "believe," "expect," "anticipate" and similar expressions identify forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. New risk factors emerge from time to time and it is not possible for us to predict all of them, nor can we assess the impact of all of those risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those forecast in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Please see "Risk Factors" for a discussion of the risks that are relevant to us at this time.

                           ABOUT POORE BROTHERS, INC.

     We are engaged in the development, production, marketing and distribution of innovative salty snack food products that are sold primarily through grocery chains, club stores and vend distributors across the United States. We (i) manufacture and sell our own brands of salty snack food products including Poore Brothers(R), Bob's Texas Style(R), and Boulder Potato Company(TM) brand batch-fried potato chips, Tato Skins(R) brand potato snacks and Pizzarias(R) brand pizza chips, (ii) manufacture and sell T.G.I. Friday's(TM) brand salted snacks under license from TGI Friday's Inc. (we commenced shipments of these products in October 2000), (iii) manufacture private label potato chips for grocery chains, and (iv) distribute snack food products that are manufactured by others. For the fiscal year ended December 31, 2001, our revenues totaled $53,904,816. Approximately 91% of our revenues were attributable to products manufactured by us and approximately 9% of our revenues were attributable to the distribution by us of snack food products manufactured by other companies. We sell most of our products to retailers and vend operators through independent distributors, except for T.G.I. Friday's(TM) brand salty snacks which we generally sell directly to retailers.

     Our Poore Brothers(R), Bob's Texas Style(R) and Boulder Potato Company(TM) brand potato chips are manufactured with a batch-frying process that we believe produces potato chips with enhanced crispness and flavor. Our Poore Brothers(R) potato chips are currently offered in 11 flavors, Bob's Texas Style(R) potato chips are currently offered in six flavors, and Boulder Potato Company(TM) potato chips are currently offered in seven flavors. We also manufacture potato chips for sale on a private label basis using a continuous frying process. Our potato chips are manufactured at a company-owned facility in Goodyear, Arizona.

     We produce Tato Skins(R) brand potato snacks, Pizzarias(R) brand pizza chips, and T.G.I. Friday's(TM) brand salty snacks utilizing a sheeting and frying process that includes patented technology. We license the patented technology from a third party and have an exclusive right to use the technology within North America until the patents expire between 2004 and 2006. Our Tato Skins(R) brand potato snacks, Pizzarias(R) brand pizza chips, and T.G.I. Friday's(TM) brand salty snacks are offered in several different flavors and formulations. These products are manufactured at a leased facility in Bluffton, Indiana. We acquired the Bluffton, Indiana manufacturing operation in October 1999 as part of our acquisition of Wabash Foods, LLC.

     Our Company's business objective is to be a leading developer, manufacturer, marketer and distributor of innovative branded salty snack foods by providing high quality products at competitive prices that are superior in taste, texture, flavor variety and brand personality to comparable products. A significant element of our growth strategy is to develop, acquire or license innovative salty snack food brands that provide strategic fit and possess strong brand equity in a geographic region or channel of distribution in order to expand, complement or diversify our existing business. We also plan to increase sales of our existing products, increase distribution revenues and continue to improve our manufacturing capacity utilization.

     Our executive offices are located at 3500 South La Cometa Drive, Goodyear, Arizona 85338, and our telephone number is (623) 932-6200.

                                 USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of the shares of Common Stock covered by this prospectus. While we will receive sums upon any exercise of options by the Selling Shareholders, we currently have no plans for their application, other than for general corporate purposes. We cannot assure than any of such options will be exercised.

                              SELLING SHAREHOLDERS

     The following table sets forth: (i) the name and position of each Selling Shareholder, whose name is known as of the date of the filing of the Registration Statement of which this prospectus form a part, (ii) such Selling Shareholder's position or other material relationship with Poore Brothers; (iii) the number of shares of Common Stock owned (or subject to option) by such Selling Shareholder at as of the date of this prospectus, (iv) the number of shares of Common Stock which may be offered and are being registered for the account of such Selling Shareholder by this prospectus (all of which may be acquired by the Selling Shareholder pursuant to the exercise of options); and
(v) the number of shares and percentage of Common Stock to be owned by such Selling Shareholder after the sale of all shares to be registered pursuant to this prospectus.

                                                                                                      Number of Shares
                                                                                 Number of Shares       Owned After
                           Position with Poore Brothers     Number of Shares     Registered Under        Offering /
 Name                     or Other Material Relationship        Owned(1)          this Prospectus      Percentage (2)
 ----                     ------------------------------        --------          ---------------      --------------
Thomas E. Cain                      Director (3)                  71,900               35,000             36,900 / *

Glen E. Flook                  Senior Vice President -           491,000              490,000              1,000 / *
                                   Operations (4)

Thomas W. Freeze            Senior Vice President, Chief         577,000              575,000              2,000 / *
                            Financial Officer, Secretary,
                               Treasurer, Director (5)

Mark S. Howells                Director, Chairman (6)            834,269              215,000            619,269 / 3.9%

Eric J. Kufel                President, Chief Executive          980,000              975,000              5,000 / *
                                Officer, Director (7)

James W. Myers                      Director (8)                  40,000               40,000                  0 / *

Robert C. Pearson                   Director (9)                  55,000               55,000                  0 / *

Aaron M. Shenkman                   Director (10)                102,000               45,000             57,000 / *

*    Less than one percent.
(1) For purposes of this table, the number of shares of Common Stock owned prior to this offering includes all shares of Common Stock which would be owned if all options granted under the Plan and all non-Plan options were exercised.
(2) Applicable percentage of ownership is based on 15,734,185 shares of Common Stock outstanding on April 22, 2002.
(3)  Mr. Cain has been a Director of Poore Brothers since September 2000.
(4) Mr. Flook has served as Senior Vice President-Operations since May 2000. He was Vice President-Manufacturing of Poore Brothers from March 1997 to May 2000.
(5) Mr. Freeze has served as Senior Vice President since May 2000, as Chief Financial Officer, Secretary and Treasurer since April 1997, and as a Director since October 1999. From April 1997 to May 2000, Mr. Freeze served as a Vice President of Poore Brothers.
(6) Mr. Howells has served as Chairman of the Board of Poore Brothers since March 1995.
(7) Mr. Kufel has served as President, Chief Executive Officer and a Director of Poore Brothers since February 1997.
(8)  Mr. Myers has served as a Director of Poore Brothers since January 1999.
(9)  Mr. Pearson has served as a Director of Poore Brothers since March 1996.
(10) Mr. Shenkman has served as a Director of Poore Brothers since June 1997.

                              PLAN OF DISTRIBUTION

     The Shares offered hereby may be sold from time to time directly to purchasers by the Selling Shareholders. Alternatively, the Selling Shareholders may from time to time offer their Shares through brokers, dealers or agents who may receive compensation in the form of underwriting discounts, commissions or concessions from the Selling Shareholders and/or the purchasers of the Common Stock for whom they may act as agent. The Selling Shareholders and any brokers, dealers or agents that participate in the distribution of the Common Stock offered hereby may be deemed to be underwriters, and any profit on the sale of the Common Stock offered hereby by them and any discounts, commissions or concessions received by any such brokers, dealers and agents may be deemed to be underwriting discounts and commissions under the Securities Act.

     The Shares offered hereby may be sold from time to time in one or more transactions by block trading, in negotiated transactions, through the writing of options on such shares, or a combination of such methods of sale, at fixed offering prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices or by a combination of such methods. The Selling Shareholders are not restricted as to the price or prices at which they may sell their Shares. Sales of such shares at less than the market price may depress the market price of the Common Stock.

     Poore Brothers will pay substantially all of the expenses incident to the offering and sale of the Common Stock offered hereby to the public other than commissions and discounts of brokers, dealers or agents.

     In order to comply with certain state securities laws, if applicable, the shares of Common Stock offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the Common Stock offered hereby may not be sold unless it has been registered or qualifies for sale in such state or an exemption from registration or qualification is available and is complied with.

     There can be no assurance that any of the Selling Shareholders will sell any or all of the shares of Common Stock offered by them hereunder.

                                  LEGAL MATTERS

     The validity of the shares of Common Stock offered hereby will be passed upon for the Poore Brothers by Cobb & Eisenberg LLC, Southport, Connecticut.

                                     EXPERTS

     The consolidated financial statements for the fiscal years ended December 31, 2001 and 2000 incorporated by reference in this prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

                                 600,000 Shares

                              POORE BROTHERS, INC.
                                  Common Stock
                           (Par Value $.01 per Share)

                               REOFFER PROSPECTUS

                                 April 26, 2002

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents which have heretofore been filed by the Registrant with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the Securities Act are incorporated by reference herein and shall be deemed to be a part hereof:

     (a) The Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2001;

     (b) The Registrant's Current Report on Form 8-K regarding Restatement of Financial Information relating to EITF 01-09, filed with the SEC on April 24, 2002;

     (c) The Registrant's Schedule 14A in connection with the Registrant's 2002 Annual Meeting of Shareholders, filed with the SEC on April 18, 2002;

     (d) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form SB-2 filed with the SEC pursuant to the Securities Act (Registration No. 333-5594-LA), including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the SEC of the Registrant's Annual Report on Form 10-KSB covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-KSB.

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Certificate of Incorporation, as amended, of the Registrant provides that no director shall have any personal liability to the Registrant or its shareholders for any monetary damages for breach of fiduciary duty as a director, except that the Certificate of Incorporation does not eliminate or limit the liability of a director (i) for any breach of such director's duty of loyalty to the Registrant or its shareholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which such director derived an improper personal benefit.

     The By-Laws of the Registrant provide that:

          (a) The Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative
(other than an action by or in the right of the Registrant) by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b) The Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

          (c) To the extent that a director, officer, employee or agent of the Registrant has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Subsections (a) and (b) above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (d) Any indemnification under Subsections (a) and (b) above (unless ordered by a court) shall be made by the Registrant only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Subsections (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

          (e) Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the Registrant as authorized in this Section.

          (f) The indemnification provided by this Section shall be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled by any By-Law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (g) The Registrant is authorized, according to the discretion of the Board of Directors, to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Registrant must indemnify him against such liability under the provisions of this Section.

          (h) For purposes of these provisions, references to "the Registrant" shall include, in addition to the Registrant, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under these provisions with respect to the resulting corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     Each of Eric Kufel, Thomas Freeze and Glen Flook, the executive officers of the Registrant, has entered into an employment agreement with the Registrant which provides, in part, that the Registrant, each of its subsidiaries and affiliated entities shall indemnify and hold him harmless and defend him for, from and against all claims, liabilities, obligations, fines, penalties and other matters and all costs and expenses relating thereto that the Registrant and/or such subsidiary or affiliated entity is permitted by applicable law. Each of Messrs. Kufel and Freeze is a Director and executive officer of the Registrant. Mr. Flook is an executive officer of the Registrant.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS

Exhibit                Description
-------                -----------

4.1      Poore Brothers, Inc. 1995 Stock Option Plan, as amended.

5.1      Opinion of Cobb & Eisenberg LLC.

23.1     Consent of Cobb & Eisenberg LLC (included in Exhibit 5.1).

23.2     Consent of Arthur Andersen LLP.

24       Power of Attorney (contained on signature page hereof).

ITEM 9. UNDERTAKINGS.

1. The undersigned Registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goodyear, State of Arizona, on this 26th day of April, 2002.

                                        POORE BROTHERS, INC.


                                        By: /s/ Thomas W. Freeze
                                            ------------------------------------
                                            Thomas W. Freeze
                                            Senior Vice President and Chief
                                            Financial Officer

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Eric J. Kufel and Thomas W. Freeze, and each of them individually, his true and lawful attorney-in-fact, to act for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed pursuant to the Securities Act of 1933 in connection with the registration of shares of Common Stock, par value $.01 per share, of Poore Brothers, Inc., and to file the same with all exhibits thereto, and all documents in connection therewith, with the SEC, granting said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                            Title                      Date
       ---------                            -----                      ----

/s/ Eric J. Kufel                President, Chief Executive       April 26, 2002
---------------------------           Officer, Director
Eric J. Kufel                  (Principal Executive Officer)


/s/ Thomas W. Freeze            Senior Vice President, Chief      April 26, 2002
---------------------------    Financial Officer, Secretary,
Thomas W. Freeze                     Treasurer, Director
                               (Principal Financial Officer and
                                Principal Accounting Officer)


/s/ Mark S. Howells                  Director, Chairman           April 26, 2002
---------------------------
Mark S. Howells

/s/ Thomas E. Cain                        Director                April 26, 2002
---------------------------
Thomas E. Cain

/s/ James W. Myers                        Director                April 26, 2002
---------------------------
James W. Myers

/s/ Robert C. Pearson                     Director                April 26, 2002
---------------------------
Robert C. Pearson

/s/ Aaron M. Shenkman                     Director                April 26, 2002
---------------------------
Aaron M. Shenkman

                                INDEX TO EXHIBITS

Exhibit
Number                     Exhibit
------                     -------

4.2      Poore Brothers, Inc. 1995 Stock Option Plan, as amended.

5.1      Opinion of Cobb & Eisenberg LLC.

23.1     Consent of Cobb & Eisenberg LLC (included in Exhibit 5.1).

23.2     Consent of Arthur Andersen LLP.

24.1     Power of Attorney (contained on signature page hereof).